                                                                  EXHIBIT 10.30

                              ROUGE STEEL COMPANY
                           TAX-EFFICIENT SAVINGS PLAN
                              FOR HOURLY EMPLOYEES


     This Plan has been established by the Company to encourage and facilitate systematic savings and investment by eligible Employees. It also is intended to permit a broad group of eligible employees to invest in Rouge Steel Company or its parent company. Unless otherwise noted, references to Paragraphs and Subparagraphs are references to the provisions of the Plan. All references in the Plan to Paragraphs, Subparagraphs or other subdivisions are to Paragraphs, Subparagraphs or other subdivisions of this Plan unless otherwise specified. The original effective date of the Plan is April 1, 1991. The Plan was last amended and restated effective October 1, 1996, except as provided therein.
The effective date of this amended and restated Plan is January 1, 1997, except as expressly indicated herein.

I.   DEFINITIONS.

     As herein used:

     1. "Affiliate" means (a) all corporations that are members of a controlled group of corporations within the meaning of Code Section 1563(a) (determined without regard to Code Sections 1563(a)(4) and 1563(e)(3)(c)) and of which the Company is a member; (b) all trades or businesses, whether or not incorporated, which are under common control with the Company as provided by Code Section 414(c); (c) all organizations, whether or not incorporated, which are members of an affiliated service group as provided by Code Section 414(m) and of which the Company is a member; and (d) all other entities required to be aggregated with the Company pursuant to Code Section 414(o).

     2. "Average Company Matching Contributions Percentage" means the average of the Company Matching Contributions Percentages of the eligible Employees in a group.

     3. "Average Tax-Efficient Savings Contributions Percentage" means the average of the Tax-Efficient Savings Contribution Percentages of the eligible Employees in a group.

     4. "Code" means the Internal Revenue Code of 1986, as amended. References to specific provisions of the Code shall be regarded as references to those provisions and to any Treasury Regulations thereunder in effect at the time.

     5. "Collective Bargaining Agreement" means the Collective Bargaining Agreement currently effective as between the Company and the International Union, United Automobile, Aerospace and Agriculture Implement Workers of America, UAW, (the "Union").

     6. "Committee" means the Tax-Efficient Savings Plan Committee created by the Company pursuant to the provisions of Paragraph XX.

     7. "Company" means Rouge Steel Company.

     8. "Company Matching Contributions" means and includes amounts contributed by or on behalf of the Company to the Plan under Subparagraph 2 of Paragraph IV.

     9. "Company Matching Contributions Account" means an account of an Employee under the Plan to which are credited Company Matching Contributions in respect of certain Employee Tax-Efficient Savings Contributions and earnings thereon.

     10. "Company Matching Contribution Percentage" means the ratio (expressed as a percentage) of the Company Matching Contributions under the Plan on behalf of the eligible Employee for the year to the eligible Employee's compensation for the Plan Year. "Compensation" means, for purposes of this paragraph, compensation paid by the Company to the Employee during the year which is required to be reported as wages on the Employee's Form W-2, plus Tax-Efficient Savings Contributions, but excludes amounts in excess of $150,000 as adjusted for Plan Years beginning after 1995, in accordance with Code Section 401(a)(17), for the Plan Year. Prior to January 1, 1997, if a Member is one of the ten (10) Highly Compensated Employees paid the greatest compensation during the Plan Year, family member aggregation rules shall apply. As used herein, family member shall mean with respect to any Member, the Member's spouse, lineal descendants and ascendants and their spouses, as provided under Code
Section 414(q)(6)(B). However, in applying the limit to compensation, family members shall include only the affected Member's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.
The Company Matching Contribution Percentage of a Highly Compensated Employee subject to the family member aggregation rules shall be the Company Matching Contribution Percentage for the family group (which shall be treated as one Highly Compensated Employee) determined by aggregating the Company Matching Contributions and compensation of all eligible family members (including Highly Compensated Employees).

     The Company Matching Contributions and the compensation of all family members shall be disregarded for purposes of determining the Company Matching Contributions percentage for the non-Highly Compensated Employee group except to the extent taken into account under the above family member aggregation rules for determining the Company Matching Contribution Percentage. If a Member is required to be aggregated with more than one family group in the Plan, all Members who are members of those family groups that include the Member are aggregated as one family group in accordance with the above family member aggregation rules for determining the Company Matching Contribution Percentage.

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

     The determination of the Company Matching Contribution Percentage shall satisfy other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Code.

     11. "Composite Quotation Listing" means a composite listing of market prices of securities supplied by a reputable financial statistical service selected by the Trustee, which listing includes the prices at which securities are traded on national securities exchanges located in the United States.

     12. "Current Market Value" means, with reference to Rouge Stock or Ford Stock, the market price obtained on the day in question or, if after 2:00 p.m. on the day in question or no sales were made on that date, at the market price obtained on the next following day on which sales are made, in either case as reported in the Composite Quotation Listing.

     13. "Earnings" means income or loss resulting from an investment or reinvestment and any increment thereof and shall include interest, dividends and other distributions on the investment.

     14. "Employee" means each person who is employed at an hourly rate by a Participating Company and is enrolled on the active employment rolls, maintained in the United States, of that Participating Company.

     15. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     16. "Ford" means the Ford Motor Company.

     17. "Ford Stock" means Common Stock of Ford Motor Company.

     18. "Ford-TESPHE" means the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees.

     19. "Highly Compensated Employee" means any Employee described in Code
Section 414(q) and prior to January 1, 1997, generally means an Employee who performed services for the Company during the "determination year" and is in one or more of the following groups:

        (a) Employees who at any time during the "determination year" or a "look-back year" were "five percent owners" of the Company. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent of the outstanding stock of the Company possessing more than five percent of the total combined voting power of all stock of the Company. In determining the percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

        (b) Employees who received Compensation during the "look-back year" from the Company in excess of $99,000.

        (c) Employees who received Compensation during the "look-back year" from the Company in excess of $66,000 and were in the "Top Paid Group of Employees" for the Plan Year. "Top Paid Group" means the top 20 percent of Employees who performed services for the Company during the applicable year, ranked according to the amount of Compensation received from the Company during the year. For the purpose of determining the number of active Employees in any year, Employees with less than six (6) months of service shall be excluded; however, those Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group.

        (d) Employees who are in the group consisting of the 100 Employees paid the greatest Compensation during the "determination year" and are also described in (b) or (c) above when these paragraphs are modified to substitute "determination year" for "look-back year."

            The "determination year" shall be the Plan Year for which testing is being performed, and the "look-back year" shall be the immediately preceding twelve-month period.

     "Compensation" for this purpose means compensation paid by the Company to the Employee during the year which is required to be reported as wages on the Employee's Form W-2, plus Tax-Efficient Savings Contributions but excludes amounts in excess of $150,000, as adjusted for Plan Years beginning after 1995, in accordance with Code Section 401(a)(17), for the Plan Year.

     Additionally, the dollar threshold amounts specified in (b) and (c) above shall be adjusted for inflation at the time and in the manner as is provided in the Code and applicable regulations. In the case of an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

     In determining who is a Highly Compensated Employee, all Affiliates shall be taken into account as a single employer and leased employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless the leased employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Company.

     "Highly Compensated Former Employees" shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year." "Highly Compensated Former Employee" means a former employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of the separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or the year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's birthday), the Employee either received Compensation in excess of $50,000 or was a "five percent owner." For purposes of this Subparagraph, "determination year," Compensation and "five percent owner" shall be determined in accordance with the above provisions of this Subparagraph. Highly Compensated Former Employees shall be treated as Highly Compensated Employees.

     20. "Member" means and includes (a) an Employee who shall have elected to participate in the Plan and, in the case of an Employee of a Participating Company, shall have filed a Tax-Efficient Savings Agreement then outstanding under the Plan, and (b) a person who has assets in an account under the Plan.

     21. "Participating Company" means and includes the Company and with the consent of the Company, Rouge Industries, Inc., and each Subsidiary of the Company or Subsidiary of Rouge Industries, Inc. that shall have elected to participate in the Plan with the consent of the Company. "Subsidiary of the Company" means a domestic corporation not less than a majority of the voting stock of which is owned directly or indirectly by the Company. "Subsidiary of Rouge Industries, Inc." mean a domestic corporation not less than a majority of the voting stock of which is owned directly or indirectly by Rouge Industries, Inc.

     22. "Plan" means the Rouge Steel Company Tax-Efficient Savings Plan for Hourly Employees described herein, which is designated a profit sharing plan pursuant to Code Section 401(a)(27)(B).

     23. "Plan Year" means a twelve-month period starting on the first day of the first pay period commencing in a calendar year and ending on the last day of the last pay period commencing in that calendar year.

     24. "Profit Sharing Distribution" means an amount distributed to an hourly employee under the Profit Sharing Plan.

     25. "Profit Sharing Plan" means the Rouge Steel Company Profit Sharing Plan for Hourly Employees.

     26. "Profits" means profits, as defined in the Profit Sharing Plan, for a Quarterly Determination Period, to the extent that the profits are taken into account in determining the total profit share under the Profit Sharing Plan for a Quarterly Determination Period.

     27. "Quarterly Contribution Period" means any one of successive periods of three consecutive calendar months, the first of which shall begin with the month of May, during which the percentage for Company Matching Contributions shall be as provided in Subparagraph 2 of Paragraph IV.

     28. "Quarterly Determination Period" means any one of successive periods of three consecutive calendar months, the first of which begins with the month of January. "Applicable Quarterly Determination Period" means the Quarterly Determination Period with respect to which Profits as a percent of Sales shall determine the percentage for Company Matching Contributions, pursuant to Subparagraph 2 of Paragraph IV, for the next following Quarterly Contribution Period, as follows:


                                  Shall determine the percentage
                                  for Company Matching
          Profits as a            Contributions, pursuant to
          percent of Sales              Subparagraph 2 of Paragraph IV,
          for this Quarterly for this next following
          Determination Period         Quarterly Contribution Period
          --------------------         -----------------------------

          January through March          May through July
          April through June        August through October
          July through September         November through January
          October through December      February through April

     29. "Rouge Stock" means prior to 11:59 p.m., July 30, 1997, Common Stock of Rouge Steel Company and on or after 11:59 p.m., July 30, 1997, the Common Stock of Rouge Industries, Inc.

     30. "Sales" means sales, as defined in the Profit Sharing Plan, for a Quarterly Determination Period.

     31. "Tax-Efficient Savings Account" means an account of a Member under the Plan to which are credited Tax-Efficient Savings Contributions on behalf of that Employee, any rollover contribution made by the Employee and earnings on each.

     32. "Tax-Efficient Savings Agreement" means and includes (a) an agreement between an Employee and a Participating Company or its designee to have the Employee's Wages or Profit Sharing Distributions reduced by an amount specified by the Employee and to have an amount equal to that reduction contributed by the Participating Company to the Plan on behalf of the Employee, pursuant to Code Section 401(k) and Paragraph IV; provided, however, that the amount shall be at a rate of not less than one percent nor more than eighteen percent (fifteen percent prior to January 1, 1997) of the Employee's Wages and at a rate of not less than ten percent nor more than 100 percent, in multiples of ten percent, of the Employee's Profit Sharing Distributions or such lesser amounts as may be determined as provided in Paragraphs IV and XXV and (b) a tax-efficient savings agreement in effect under the Ford-TESPHE as of March 31, 1991, on behalf of a Member of this Plan.

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

     33. "Tax-Efficient Savings Contributions" mean and include (a) amounts contributed by a Participating Company to the Plan on behalf of an Employee, pursuant to a Tax-Efficient Savings Agreement, as provided in Paragraph IV, and
(b) amounts contributed for months before April 1, 1991, by Ford or by the Company to the Ford-TESPHE pursuant to a Tax-Efficient Savings Agreement under the Ford-TESPHE on behalf of an Employee whose tax-efficient savings account under the Ford-TESPHE shall have been transferred to this Plan.

     34. "Tax-Efficient Savings Contribution Percentage" means the ratio (expressed as a percentage) of Tax-Efficient Savings Contributions under the Plan on behalf of the eligible Employee for the year to the eligible Employee's compensation for the year. "Compensation" for this purpose means compensation paid by the Company to the Employee during the year which is required to be reported as wages on the Employee's Form W-2, plus Tax-Efficient Savings Contributions but excludes amounts in excess of $150,000, as adjusted for Plan Years beginning after December 31, 1993, in accordance with Code Section 401(a)(17), for the Plan Year. The determination of the Tax-Efficient Savings Contribution Percentage and the treatment of Tax-Efficient Savings Contributions shall satisfy other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Code. Prior to January 1, 1997, if a Member is one of the ten (10) Highly Compensated Employees paid the greatest compensation during the Plan Year, family member aggregation rules shall apply. As used herein, family member shall mean with respect to any Member, the Member's spouse, lineal descendants and ascendants and their spouses, as provided under Code Section 414(q)(6)(B). However, in applying the limit to compensation, family members shall include only the affected Member's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year. The Tax-Efficient Savings Contribution Percentage of a Highly Compensated Employee subject to the family member aggregation rules shall be the Tax-Efficient Savings Contribution Percentage for the family group (which shall be treated as one Highly Compensated Employee) determined by aggregating Tax-Efficient Savings Contributions and compensation of all eligible family members (including Highly Compensated Employees).

     The Tax-Efficient Savings Contributions and compensation of all family members shall be disregarded for purposes of determining the Tax-Efficient Savings Contributions percentage of the non-Highly Compensated Employee group except to the extent taken into account under the above family member aggregation rules for determining the Tax-Efficient Savings Contribution Percentage. If a Member is required to be aggregated with more than one family group in a plan, all Members who are members of those family groups that include the Member are aggregated as one family group in accordance with the above family member aggregation rules for determining the Tax-Efficient Savings Contribution Percentage.

     35. "Trustee" means the trustee or trustees appointed by the Company pursuant to Paragraph XVI.

     36. "Wages" mean the regular base pay for straight-time hours, including holiday pay, vacation pay (including the related excused absence allowance), incentive pay, bereavement pay, jury duty pay and short-term military duty pay and the straight-time portion of any overtime hours paid, up to a total of 40 hours in a week, to which an Employee of a Participating Company is entitled prior to giving effect to any Tax-Efficient Savings Agreement. "Wages" does not include any other category of compensation (e.g., overtime premium pay, Saturday and Sunday premium pay, holiday premium pay, cost-of-living allowance, call-in pay, shift premium pay, seven-day premium pay, grievance awards, moving allowances, supplemental unemployment benefit payments under the Company's Supplemental Unemployment Benefit Plan (including automatic short-week benefit payments), suggestion awards, tool allowances, apprentice training incentives, the cost to the Participating Company of providing Group Life and Survivor Income Benefit coverages in excess of $50,000 (or any other imputed income as may be designated by law), pension or retirement plan payments, or any other special remuneration.

II.  ELIGIBILITY.

     1. Except as hereinafter provided, each Employee of a Participating Company shall be eligible for membership in, and to have Tax-Efficient Savings Contributions made, to the Plan if the Employee satisfies at least one of following:

        (a) The Employee has attained seniority with one or more of the Participating Companies, or an Affiliate, or with a participating company or an affiliate thereof as those terms are defined under the Ford-TESPHE.

        (b) The Employee shall have completed at least a one-year period of service, as defined under Paragraph VI.2(a). If the Employee has a period of severance, as defined at Paragraph VI.2(e), of at least one year before the Employee has completed a one-year period of service, the Employee must again satisfy the one-year period of service requirement based upon the Employee's reemployment commencement date.

        (c) The Employee is reemployed after a period of severance, if the Employee previously had become eligible under clause (a) or (b).

        (d) The Employee shall have attained eligibility under the Plan as of the end of January 1995, prior to the amendment and restatement of the Plan effective as of February 1, 1995.

        The Company may in its discretion determine, in the event of the acquisition by a Participating Company or Affiliated

Corporation (by purchase, merger or otherwise) of all or part of the assets of another corporation, that the service of a person as an employee of the other corporation shall be included in ascertaining whether he or she has had the service as required under clause (a), (b) or (c) above for eligibility, provided that he or she shall have become an Employee in connection with the acquisition.

     2. Notwithstanding an Employee's eligibility for membership in, and to have Tax-Efficient Savings Contributions made to, the Plan, an Employee shall be eligible for Company Matching Contributions only if the Employee shall have satisfied the conditions of Subparagraph 1(b). If an Employee is reemployed after a period of severance, the Employee immediately shall be eligible for Company Matching Contributions if the Employee had become eligible for Company Matching Contributions due to satisfaction of clause (b) prior to the period of severance.

III. MEMBERSHIP.

     Membership of any Employee in the Plan shall be entirely voluntary. An eligible Employee may elect membership in the Plan (a) prior to October 1, 1996, (1) as of the first pay period commencing in any month, or (2) as of the date of the Employee's first quarterly Profit Sharing Distribution made with respect to a plan year (as defined in the Profit Sharing Plan), and (b) on and after October 1, 1996, as of the first day of any pay period (1) with respect to Tax-Efficient Savings Contributions by electing to the Committee or its delegate on such day as the Committee from time to time may determine (but prior to the first day of such pay period) to participate and a Tax-Efficient Savings Agreement in accordance with Paragraph IV hereunder (in the form designated by the Committee), or (2) subject to procedures and in the form the Committee may from time to time prescribe, as of the date of the Employees' first Profit Sharing Distribution, by delivery to the Committee or its delegate on such day as the Committee from time to time may determine (but prior to such distribution) notice of election to participate and a Tax-Efficient Savings Agreement in accordance with Paragraph IV hereunder.

     Any person who shall have automatically become a Member of this Plan on April 1, 1991, through transfer of his or her tax-efficient savings account under the Ford TESPHE, including any loan subaccount and related promissory note, to this Plan.

     A newly hired Employee of a Participating Company may elect membership in the Plan prior to the date on which the Employee would otherwise become eligible for membership in the Plan for the limited purposes of making a rollover contribution to the Plan as hereinafter provided.

IV. TAX-EFFICIENT SAVINGS CONTRIBUTIONS AND COMPANY MATCHING CONTRIBUTIONS.

    1.   Tax-Efficient Savings Contributions.

        Each eligible Employee, by electing with the Company to enter into a Tax Efficient Savings Agreement in such form and manner as the Committee may prescribe, may elect to have contributed to the Plan on his or her behalf:

        (a) For each pay period, beginning prior to October 1, 1996, with the first day of the first pay period commencing in the first month following the filing of the agreement on or before the 23rd day (or a different day as the Committee from time to time may determine) of the month preceding that day, and on and after October 1, 1996, as of the first day of any pay period following the filing of the agreement on such day as the Committee may determine (but prior to the first day of such pay period), a Tax-Efficient Savings Contribution in an amount as he or she may authorize at a rate of not less than one percent nor more than 18 percent (15 percent prior to January 1, 1997) of his or her Wages for the pay period.

        (b) For each Profit Sharing Distribution (as defined in the Profit Sharing Plan), following the filing of the agreement in accordance with limitations on the timing and frequency of the filing as the Committee from time to time may determine, a Tax-Efficient Savings Contribution in an amount as he or she may authorize at a rate of not less than ten percent nor more than 100 percent, in multiples of ten percent (five percent increments on and after October 1, 1996), of each Profit Sharing Distribution; and

        The Tax-Efficient Savings Agreement shall specify that Tax-Efficient Savings Contributions are to be made in a full percentage amount of Wages or Profit Sharing Distributions, the amounts to be rounded down to the nearest full dollar.

        Subject to the foregoing provisions of this Subparagraph 1, the rate of Tax-Efficient Savings Contributions with respect to Wages of an Employee may, prior to October 1, 1996, be decreased, increased or stopped by him or her only as of the first day of the first pay period commencing in any month by delivering to the Company on or before the 23rd day (or a different day as the Committee from time to time may determine) of the month preceding that date a notice of the change, and on and after October 1, 1996, as of the first day of the first payroll period (which is determined practical by the Committee) following delivery to the Committee or its delegate of a notice of the change on or before such day as the Committee may determine.

        The Tax-Efficient Savings Contributions of an eligible Employee who shall have made an election in accordance with (b) above may be terminated or otherwise modified by him or her by delivering notice to the Company in accordance with limitations on the timing and frequency of such filings as the Committee from time to time may determine.
Upon receipt of the notice as   provided above, the termination shall be
effective as of the first day of the next following calendar quarter with respect to subsequent Profit Sharing Distributions.

        If an Employee shall become ineligible to have Tax-Efficient Savings Contributions made to the Plan, his or her Tax-Efficient Savings Agreement(s) shall terminate forthwith. If the Tax-Efficient Savings Agreement of an Employee shall terminate for any reason, the Employee thereafter may, subject to the eligibility provisions of the Plan, resume the making of Tax-Efficient Savings Contributions to the Plan in accordance with the foregoing provisions of this Subparagraph 1.

        A Member who has received a hardship distribution pursuant to Paragraph XII of this Plan shall not be permitted to elect to have Tax-Efficient Savings Contributions made on his or her behalf for a 12-month period following the date of receipt of the hardship distribution.

        The Company shall contribute to the Plan (i) prior to October 1, 1996, each month an amount equal to the aggregate of the amounts of Tax-Efficient Savings Contributions to be contributed by the Company on behalf of Employees pursuant to the elections of those Employees under Tax-Efficient Savings Agreements with respect to that month, and (ii) on and after October 1, 1996, within a reasonable time after each applicable pay period an amount equal to the aggregate of the amounts of Tax-Efficient Savings Contributions to be contributed by the Company on behalf of Employees pursuant to the elections of those Employees under Tax-Efficient Savings Agreements with respect to that pay period.

        The total amount of Tax-Efficient Savings Contributions allowable under Tax-Efficient Savings Agreements for any Employee for any calendar year shall not exceed the lesser of $9,240, as adjusted after 1994 in accordance with Code
Section 402(g)(5) (subject to reduction, as provided below, for a Member who has received a hardship withdrawal pursuant to Paragraph XII) or 18 percent (15 percent prior to January 1, 1997) of the Employee's Wages for that year plus 100 percent of the Profit Sharing Distributions payable to the Employee during that year. In addition, the total amount of Tax-Efficient Savings Contributions for any Plan Year for an Employee who is a Highly Compensated Employees shall also be limited in accordance with Subparagraph 3 of this Paragraph.

     2. Company Matching Contributions.

        Except as may be hereinafter provided, a Company Matching contribution will be made to the Plan (a) prior to October 1, 1996 for each month an amount equal to a percentage, as hereinafter provided, of the aggregate of the amount of Employee Tax-Efficient Savings Contributions (but excluding any Profit Sharing Plan or rollover contributions) made for the month on behalf of those Members eligible for Company Matching Contributions under Subparagraph 2 of Paragraph II, and (b) on and after October 1, 1996, for a pay period an amount equal to a percentage, as hereinafter provided, of the aggregate of the amount of Employee tax-Efficient Savings Contributions and excluding any profit sharing plan or rollover contributions made for such pay period. For each pay period beginning in a month in a Quarterly Contribution Period, the Company's contribution percentage shall be as determined by Profits as a percent of Sales for the Applicable Quarterly Determination Period for such Quarterly Contribution Period in accordance with the following table:

         If Profits as a
         percent of Sales for             The percentage to be used for
         the Applicable Quarterly each month in the Quarterly
         Determination Period             Contribution Period shall be
         -------------------------        -----------------------------------

         Do not exceed 2.3 percent        0 percent

         Exceed 2.3 percent but
         do not exceed 4.6 percent        25 percent

         Exceed 4.6 percent but
         do not exceed 6.9 percent        50 percent

         Exceed 6.9 percent but
         do not exceed 9.2 percent        75 percent

         Exceed 9.2 percent               100 percent


Provided, however, that for purposes of this Subparagraph 2, any portion of the aggregate of an Employee's Tax-Efficient Savings Contributions that exceeds 5% of the Employee's Wages shall not be taken into account.

        The total amount of Company Matching Contributions for any year for an Employee who is a Highly Compensated Employee shall also be limited in accordance with Subparagraph 3 of this Paragraph.

        If the Internal Revenue Service determines with respect to the Plan's initial qualification that the trust fund does not constitute an exempt trust, or refuses, in writing, to issue a determination as to whether the trust fund is an exempt trust, the

Company's Matching Contributions made to the Plan on or after the date on which the determination or refusal is applicable shall be returned to the Company without interest within one year of the determination or refusal, provided the application for the determination is made by the time prescribed by law for filing the Company's return for the taxable year in which the plan was adopted, or such later date as the Secretary of the Treasury may prescribe. If all or part of the Company's deductions under Code Section 404 for Company Matching Contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which the disallowance applies shall be returned without interest within one year of the disallowance. The Company or Participating Company may recover, without interest, the amount of its contributions to the Plan made on account of a mistake in fact, provided that the recovery is made within one year after the date of the contribution. Any recovery of contributions to the Plan shall not exceed the value at the time of recovery of assets acquired with the Company's contributions and with earnings thereon.

   3. Limitation on Tax-Efficient Savings Contributions and Company Matching Contributions.

        (a) Effective on and after February 1, 1995 the Tax-Efficient Savings Contribution Percentage and the Company Matching Contribution Percentage for any eligible Employee who is a Highly Compensated Employee for the year shall be limited to the extent required under the following tables:

        TAX-EFFICIENT SAVINGS CONTRIBUTION PERCENTAGE LIMITATION

        If the Average
        Tax-Efficient Savings          The allowable Average
        Contribution Percentage        Tax-Efficient Savings
        of eligible Employees          Contribution Percentage
        who are not Highly
for                                    eligible Employees who are
        Compensated Employees Highly Compensated Employees
        for the year is:               shall not exceed:
        -----------------------------  ----------------------------

        (i)    2% or less               (i)   2.0 multiplied by the Average
                                              Tax-Efficient Savings Contribution Percentage
                                              for eligible Employees who are not Highly
                                              Compensated Employees.

       (ii)    over 2% but not        (ii)    2.0 percentage points
    added to
               more than 8%            the Average Tax-Efficient Savings Contribution
                                       Percentage for eligible Employees who are not
                                       Highly Compensated Employees.

      (iii)    more than 8%                   (iii)    1.25 multiplied by the Average Tax-Efficient
                                                       Savings Contribution Percentage for eligible
                                                       Employees who are not Highly Compensated
                                                       Employees.


   or, in any case, a lesser amount as provided by Treasury Regulation 1.401(m)-2, which is hereby incorporated by reference, to prevent the multiple use of parts (i) or (ii) of this limitation with respect to any Highly Compensated Employee.

              COMPANY MATCHING CONTRIBUTION PERCENTAGE LIMITATION


        If the Average
        Company Matching                  The allowable Average
        Contribution Percentage           Company Matching
        of eligible Employees             Contribution Percentage for
        who are not Highly                eligible Employees who are
        Compensated Employees Highly Compensated
        for the year is:                  shall not exceed:
-----------------------------------------------------------------------------------

        (i)    2% or less                 (i)    2.0 multiplied by the
                                                 Average Company
                                                 Matching Contribution
                                                 Percentage for
                                                 eligible Employees
                                                 who are not Highly
                                                 Compensated
                                                 Employees.

        (ii)   over 2% but not            (ii)   2.0 percentage points
                                          added to
               more than 8%               the Average Company
                                          Matching Contribution
                                          Percentage for eligible


                                                 Employees who are not
                                                 Highly Compensated
                                                 Employees.

        (iii)  more than 8%               (iii)  1.25 multiplied by
                                                 the Average Company
                                                 Matching Contribution
                                                 Percentage for
                                                 eligible Employees
                                                 who are not Highly
                                                 Compensated
                                                 Employees.


   or, in any case, a lesser amount as provided by Treasury Regulation Section 1.401(m)-2, which is hereby incorporated by reference, to prevent the multiple use of parts (i) or (ii) of this limitation with respect to any Highly Compensated Employee.

        The Committee shall, to the extent necessary to conform to the foregoing limitations, reduce the amounts of allowable Tax-Efficient Savings Contributions for the year with respect to any or all eligible Employees. Any such reductions by the Committee shall be done in the manner as the Committee from time to time may prescribe.

        (b) A Member who has received a hardship withdrawal pursuant to Paragraph XII shall not be permitted to elect to have Tax-Efficient Savings Contributions made on his or her behalf for the taxable year immediately following the taxable year of the hardship distribution in excess of the $9,240 limit (as adjusted annually after 1994 in accordance with Code
   Section 402(g)(5)) for that year less the amount of that Member's Tax-Efficient Savings Contributions for the taxable year of the hardship distribution.

   4. Return of Tax-Efficient Savings, and Company Matching Contributions in Excess of Limitations.

        (a) A Member's Tax-Efficient Savings Contributions and similar contributions (as defined in Code Section 402(g)(3)) cumulatively may not exceed, in any calendar year, $9,240 (as adjusted annually after 1994 in accordance with Code Section 402(g)(5)). A Member shall not be permitted to make such contributions to this Plan or any other plan of a Participating Company or Affiliate in excess of that limit. Subject to regulations as the Committee from time to time may prescribe, a Member whose contributions to this Plan, another plan of a Participating Company and any other plan, including a plan of an employer which is unrelated to a Participating Company, in the aggregate exceeds that limit may request and receive the return of any excess Tax-Efficient Savings

   Contributions made to this Plan for that year and earnings thereon by submitting a request for return of the excess in this Plan to the Committee in a form as shall be acceptable to the Committee. The amounts shall be returned to the Member no later than April 15 of the following year to Members who submit the requests to the Committee no later than the immediately preceding March 1. A return of excess Tax-Efficient Contributions under this clause shall include income and gains and losses allocable thereto. The amount of a corrective distribution pursuant to this clause (a), excluding allocable income and gains and losses, for a taxable year may not exceed the Member's Tax-Efficient Contributions under the Plan for that taxable year. Any distribution to a Member under this clause on or before the last day of the Member's taxable year shall satisfy each of the following conditions: (i) the Member shall have designated the distribution as being excess Tax-Efficient Contributions, (ii) the distribution must be made after the date on which the Plan received the excess Tax-Efficient Contributions, and (iii) the Plan shall designate the distribution as a distribution of excess Tax-Efficient Contributions.

        (b) In the event that the Average Tax-Efficient Savings Contribution Percentage for the Highly Compensated Employee group does not satisfy the applicable test in Subparagraph 3 above, the Committee shall adjust excess Tax-Efficient Savings Contributions as set forth below or in another manner as shall satisfy the requirements of the Secretary of the Treasury pursuant to the Code:

            (i) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Employee having the highest Tax-Efficient Savings Contribution Percentage shall have his or her portion of the excess Tax-Efficient Savings Contributions distributed to him or her until either the applicable allowable Average Tax-Efficient Savings Contribution Percentage test set forth in Subparagraph 3 above is met or until that Highly Compensated Employee's Tax-Efficient Savings Contribution Percentage equals the Tax-Efficient Savings Contribution Percentage of the next highest Highly Compensated Employee. If, after the distribution set forth in the prior sentence, the applicable Average Tax-Efficient Savings Contribution Percentage test is still not met, then the aforementioned two Highly Compensated Employees shall have distributed to them the portions of their excess Tax-Efficient Savings Contributions as are necessary either to meet the applicable allowable Average Tax-Efficient Savings Contribution Percentage test or until the Highly Compensated Employees' Tax-Efficient Savings Contribution Percentages equal the Tax-Efficient Savings Contribution Percentage of the next highest Highly

        Compensated Employee. The procedures described in the prior two sentences shall be repeated until the applicable allowable Average Tax-Efficient Savings Contribution Percentage test is met. In determining the amount of excess Tax-Efficient Savings Contributions to
        be distributed with respect to an affected Highly Compensated   Employee
        as determined herein, the amounts shall be reduced by any excess Tax-Efficient Savings Contributions previously distributed to the affected Highly Compensated Employee for his or her taxable year ending with or within that Plan Year.

              (ii) The distribution of excess Tax-Efficient Savings Contributions shall be accompanied by a pro rata share of the income thereon determined as provided by Regulations under Code Section 401(k).

              (iii) The distribution shall be designated by the Company as a distribution of excess Tax-Efficient Savings Contributions and income.

              (iv) Any distribution of Tax-Efficient Savings Contributions under this clause will also be effective for purposes of determining the amount of Company Matching Contributions to be made on behalf of the affected Employee.

              (v) The determination and correction of excess Tax-Efficient Savings Contributions of a Highly Compensated Employee whose Tax-Efficient Savings Contribution Percentage is determined under the family aggregation rules described herein shall be accomplished by reducing the Tax-Efficient Savings Contribution Percentage as required and the excess Tax-Efficient Savings Contributions for the family unit shall be allocated among the family members in proportion to the Tax-Efficient Savings Contributions of each family member that were combined to determine the group Tax-Efficient Savings Contribution Percentage.

              (c) In the event that the Average Company Matching Contribution Percentage for the Highly Compensated Employee group does not satisfy the applicable test in Subparagraph 3 of this Paragraph, the Committee shall adjust excess Company Matching Contributions as set forth below or in another manner as shall satisfy the requirements of the Secretary of the Treasury pursuant to the Code:

              (i) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Employee having the highest Company Matching Contribution Percentage shall have his or her portion of excess Company Matching Contributions forfeited, until either the applicable allowable Average Company Matching

         Contribution Percentage test set forth in Subparagraph 3 of this Paragraph is met or until that Highly Compensated Employee's Company Matching Contribution Percentage equals the Company Matching Contribution Percentage of the next highest Highly Compensated Employee. If, after the forfeiture set forth in the prior sentence, the applicable allowable Average Company Matching Contribution Percentage test is still not met, then the aforementioned two Highly Compensated Employees shall have the portions of their excess Company Matching Contributions forfeited as are necessary either to meet the applicable allowable Average Company Matching Contribution Percentage test or until the Highly Compensated Employees' Company Matching Contribution Percentages equal the Company Matching Contribution Percentage of the next highest Highly Compensated Employee. The procedures described in the prior two sentences shall be repeated until the applicable allowable Average Company Matching Contribution Percentage tests is met. In determining the amount of excess Company Matching Contributions to be forfeited with respect to an affected Highly Compensated Employee as determined herein, the amounts shall be reduced by any excess Company Matching Contributions previously forfeited by the affected Highly Compensated Employee for his or her taxable year ending with or within that Plan Year.

              (ii) Forfeitures of excess Company Matching Contributions shall be treated in accordance with Paragraph XXVI; however, no such forfeiture may be allocated to a Highly Compensated Employee whose contributions are reduced pursuant to this Clause.

              (iii) The forfeiture of Company Matching Contributions shall be accompanied by a pro rata share of the income thereon determined as provided by Regulations under Code Section 401(m).

              (iv) Excess Company Matching Contributions forfeited under this clause shall continue to be treated as Company contributions for purposes of Code Sections 404 and 415 following the forfeiture.

              (v) The determination and correction of excess Company Matching Contributions of a Highly Compensated Employee whose Company Matching Contribution Percentage is determined under the family aggregation rules described herein shall be accomplished by reducing the Company Matching Contribution Percentage as required and the excess Company Matching Contributions for the family unit shall be allocated among the family members in proportion to the Company Matching Contributions of each family member that were combined to determine the group Company Matching Contribution Percentage.

        (d) The Tax-Efficient Savings Contribution Percentage or Company Matching Contribution Percentage for any eligible Employee who is a Highly Compensated Employee for the year and who is eligible to have Tax-Efficient Savings Contributions allocated to his or her account under two or more plans described in Code Section 401(a) or arrangements described in Code
   Section 401(k) that are maintained by the Company or an Affiliate shall be determined as if all those contributions were made under a single plan.

        (e) Effective on and after February 1, 1995, in the event that this Plan satisfies the requirements of Sections 401(k), 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other Plans, or if one or more other Plans satisfy the requirements of such section of the Code only if aggregated with this Plan, then this section shall be applied by determining the Company Matching Contribution Percentage or Tax-Efficient Savings Contribution Percentage, as applicable, of employees as if all such plans were a single plan; provided, Plans may be aggregated in order to satisfy Section 401(k) or 401(m) of the Code only if they have the same Plan Year.

   5. Rollover Contributions.

      An Employee of a Participating Company may make a rollover contribution, in an amount and form as permitted under Code Section 402 and qualifying as an eligible rollover distribution transferred in a direct rollover to this Plan by another qualified plan or as an amount received by an Employee from another qualified plan transferred by the Employee to this Plan within 60 days following receipt thereof, to the Plan in any event provided such transferring plan is a plan qualifying under Code Section 401(a) and maintained by his or her immediately preceding former employer and provided the rollover contribution does not jeopardize the tax-exempt status of the Plan and Trust or create adverse tax consequences for the Company. Rollover contributions shall be fully vested and invested in accordance with the provisions of Paragraph VII as the Employee shall elect.

V.    MEMBER'S ACCOUNT IN TRUST FUND.

      Prior to October 1, 1996, at such times as the Trustee shall require in connection with the Trustee's purchases of Rouge Stock or Ford Stock pursuant to Paragraph XVII, but not later than 30 days after the last day of each month, the Company shall pay to the Trustee (a) the Tax-Efficient Savings
Contributions for that month, (b) the Company Matching Contributions for that month less any amount then to be applied to reduce Company Matching Contributions pursuant to Paragraph XXVI, and (c) the amounts of payments by Members with respect to loans and interest thereon pursuant to Paragraph XI, and on and after October 1, 1996, the Company shall pay to the Trustee, as soon as practicable following the respective pay period
(a) the Tax-Efficient Savings Contributions, and (b) the Company Matching contributions for that period less any amount then to be applied to reduce Company matching Contributions pursuant to Paragraphs XXVI and (c) the amounts of payments by Members with respect to loans and interest thereon pursuant to Paragraph XI.; provided, however, that Tax-Efficient Savings Contributions and loan and interest payments to be invested in specific assets, specific funds or other investments permitted under the Plan other than investments in Rouge Stock or Ford Stock shall be paid to the Trustee (i) prior to October 1, 1996 on or as soon as practicable after the last day of the applicable month, and (ii) on and after October 1, 1996 as soon as practicable after the applicable pay period. Upon receipt of those payments by the Trustee, the aggregate amount of the payments (and earnings thereon, as from time to time received by the Trustee) together with any rollover contributions shall be credited to the respective accounts of the Members, and the Trustee shall hold, invest and dispose of the same as provided in the Plan. A Member shall not have any interest or right in, or power over, Company Matching Contributions or earnings thereon, whether or not credited to his or her account, except as provided in the Plan.

VI.  VESTING.

     1. A Member shall be fully vested in the amount credited to the Member's Tax-Efficient Savings account and no portion thereof shall be subject to forfeiture for any reason whatsoever.

     2. Except as provided in this or the following Subparagraph, a Member shall have no vested interest in any amount credited to the Member's Company Matching Contributions Account. Upon a Member's completion of a four-year period of service, determined as hereafter provided in this Subparagraph, or the Member's reaching age 65, if earlier, the amount credited to the Member's Company Matching Contributions Account shall be fully vested and no portion thereof shall be subject to forfeiture for any reason whatsoever.

        (a) A Member shall be credited with a one-year period of service for each anniversary following the Member's initial employment commencement date until the Member has a severance from service date. The employment commencement date is the date on which the Employee first performs an hour of service, with one or more of the following: a Participating Company or an Affiliated Corporation. The severance from service date is the earlier of (i) the date the Employee quits, retires, is discharged or dies, or (ii) the first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) or, if later, the date upon which an Employee ceases seniority following an absence from service, with a

   Participating Company or an Affiliated Corporation for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff.

        (b) For purposes of clause (a) above, an hour of service means: (i) an hour for which a Member is directly or indirectly compensated or entitled to compensation from the Company for the performance of duties as an employee,
   (ii) an hour for which a Member is directly or indirectly compensated or entitled to compensation from the Company as an Employee (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties as in the case of layoff, release-continued disability after expiration of medical leave of absence or medical, maternity, adoption or personal leave of absence (excluding educational and public office leave of absence), and (iii) an hour for which back pay is awarded by the Company.

        (c) Periods of service for an Employee who shall have nonsuccessive periods of service must be aggregated so that 365 days of service shall equal a whole year period of service.

        (d) If an Employee severs from service by reason of quit, discharge or retirement and the employee then performs an hour of service within 12 months of the severance from service date, the period of severance shall be counted as a period of service.

        If an Employee severs from service by reason of quit, discharge or retirement during an absence from service of 12 months or less for any reason other than a quit, discharge, retirement or death, and then performs an hour of service within 12 months of the date on which the employee was first absent from service, the period of severance shall be counted as a period of service.

        (e) For purposes of this Paragraph, an Employee shall incur a one-year period of severance on the first anniversary following the Employee's severance from service date if the Employee did not complete any hour of service following the severance from service. Notwithstanding 2(a)(ii) of this Paragraph, an Employee who is absent from service beyond the first anniversary of the first date of absence by reason of maternity or paternity absence shall incur a severance from service date only upon the second anniversary of the first date of the absence. The period between the first and the second anniversaries of the first date of absence from work is neither a period of service nor a period of severance.

            An Employee shall incur a Plan break-in-service after five consecutive one-year periods of severance. If a former Member incurs a Plan break-in-service, and later returns to employment with the Company or an Affiliate, his or her years of periods of service as of the date he or she ceased to be an Employee in connection with the break-in-service shall be disregarded in determining his or her years of service for vesting purposes.

           Once a person shall have qualified under this Subparagraph 2 for full vesting in his or her Company Matching Contributions Account, the person shall not thereafter for any reason whatsoever be subject to loss or forfeiture of his or her right to full vesting. Any such person who terminates employment or ceases to be a Member while in employment, upon becoming a Member following a later return to employment or upon resuming membership, shall automatically qualify for immediate full vesting in his or her Company Matching Contributions Account.

     3. Notwithstanding Subparagraph 2 of this Paragraph, a Member's years of service for purposes of this Subparagraph shall include, determined through application of the preceding clauses of Subparagraph 2, the Member's periods of service with (i) a participating company, or a subsidiary or affiliate thereof, under the Ford-TESPHE for years before January 1, 1990, and (ii) an Affiliate.

VII. MEMBER'S ELECTION AS TO INVESTMENT OF FUNDS.

     Subject to the restrictions provided under this Paragraph, the Committee in its sole discretion, may determine from time to time the specific assets, specific funds or other investments that shall be permitted for the investment of contributions under the Plan. Included under this Committee power is the right to add to, delete from, or substitute for, specific assets, specific funds or other investments that are then currently permitted for investment of contributions under the Plan, except that the Committee may not delete the Rouge Stock investment which is a power exercisable only by the Board of Directors of the Company or to another party as the Board may delegate.

     1. A Member's Tax-Efficient Savings Contributions or rollover contribution each shall be invested in one of the following ways as the Member shall elect with respect to each:

        (a) 100 percent in Rouge Stock, or any other specific assets, specific funds or other permitted investments under the Plan; or

        (b) Any combination of Rouge Stock, or any other specific assets, specific funds or other permitted investments, in whole percentage multiples as the Committee shall determine from time to time.

        A Member's initial investment election for Tax-Efficient Savings Contributions with respect to Wages shall be stated in his or her Tax-Efficient Savings Agreement. Each initial investment election shall remain in effect until changed by the Member, and prior to October 1, 1996 may be changed effective the first day of the first pay period commencing in respect of Tax-Efficient Savings Contributions made thereafter by delivering a notice to the Company on or before the 23rd day (or a different day as the Committee from time to time may determine) of the preceding month; and on and after October 1, 1996 may be changed by a Member in accordance with procedures as the Committee may from time to time prescribe.

     Each investment election stated in a Tax-Efficient Savings Agreement filed with respect to the Member's Profit Sharing Distributions (as defined in the Profit Sharing Plan) shall remain in effect for all such subsequent distributions, except as each such election may be changed, in respect of subsequent Profit Sharing Distributions, by the Member by delivering a notice to the Committee or its delegate. Each investment election stated in a Member's election to have quarterly profit sharing amounts that would otherwise be distributed directly to the Member contributed to the Plan as Tax-Efficient Savings Contributions shall remain in effect for all subsequent profit sharing amounts (as defined in the Profit Sharing Plan) except as the investment election may be changed by the Member in accordance with procedures, including limitations on permissible frequency of such changes, as the Committee from time to time may prescribe.

     A Member's Company Matching Contributions initially shall be invested in Rouge Stock.

VIII. TRANSFER OF ASSETS.

     Subject to the restrictions provided under this Paragraph, a Member may elect, at such times, in the manner, and to the extent as the Committee from time to time may determine, to have all or a portion of the amount in the Member's Tax-Efficient Savings Account, or Company Matching Contributions Account invested other than as Tax-Efficient Savings Contributions, Company Matching Contributions or rollover contributions are invested pursuant to Paragraph VII.

     1. A Member may not transfer amounts in his or her Company Matching Contributions Account that shall not have vested.

     2. During the two Plan Years immediately following the year for which Company Matching Contributions are made, a Member, except for a Member who has terminated employment after his or her Company Matching Contributions Account has fully vested pursuant to Paragraph VI, may not transfer amounts in his or her Company Matching Contributions Account that shall have vested but are attributable to those contributions.

     3. All transfer elections shall be subject to any other procedures or restrictions the Committee may adopt, including, among other things, application procedures, minimum and maximum amounts that may be transferred, procedures for determining the value of assets the subject of a transfer election and other matters which may include conditions or restrictions applicable to transfer elections.

IX.  INVESTMENT OF DIVIDENDS, INTEREST, ETC.

     Subject to the restrictions provided under this Paragraph, the Committee from time to time may determine the manner and the extent of the investment of cash dividends and the cash proceeds of any other distribution in respect of specific assets, specific funds or other investments that shall be permitted for the investment of contributions under the Plan.

     1. Cash dividends and the cash proceeds of any other distribution received on Rouge Stock shall be invested in Rouge Stock.

X.   DISTRIBUTION OF ASSETS.

     Except as otherwise provided in Paragraphs XI and XII, distribution of all assets in a Member's accounts shall be governed by the following provisions.

     1. Termination of Employment

     In the case of a Member's termination of employment for any reason (whether voluntary or by discharge, with or without cause), the amounts in the Member's Tax-Efficient Savings Account, and the portion, if any, of the Member's Company Matching Contributions Account which shall have vested pursuant to Paragraph VI, shall be delivered to the Member as soon as practicable after the earlier of

        (a) receipt by the Company of a request for distribution made by the Member at or after termination of employment, or

        (b) the end of the year in which the Member attains age sixty-five (65) or the date on which the Member attains age 70 if the Member shall have so elected, or, if later, the date the Member's employment terminates; provided, however, that in the case of a Member who has attained age sixty-five (65), distribution shall be made no later than the 60th day after the later of the close of the year in which the Member attains age sixty-five (65) or terminates employment, unless the Member elects otherwise. In the event of death of the Member, distribution shall be made to the Member's beneficiaries hereunder as soon as practicable after notice of the Member's death is received by the Company.

     2. Attainment of Age 70-1/2

        In the case of a Member who has attained age seventy and one-half (70-1/2) and who has not terminated employment, distribution of the amounts in the Member's accounts shall begin not later than April 1 of the calendar year following the calendar year in which the Member attains age seventy and one-half (70-1/2) and shall be made over a period of fifteen (15) years; upon termination of the Member's employment, the assets remaining in the Member's account shall be distributed. Effective on and after February 1, 1995, the distribution shall be made in accordance with Code Section 401(a)(9) and regulations prescribed by the Secretary of the Treasury and subject to regulations as the Committee may adopt.

     3. Miscellaneous

        For purposes of any distribution of assets in a Member's Tax-Efficient Savings Account pursuant to Subparagraph 1 of this Paragraph, the amount in his or her Tax-Efficient Savings Account shall be reduced by the balance of any loan made to the Member as provided in Paragraph XI and interest thereon that is unpaid at the effective date of the distribution.

        Subject to the provisions of Paragraph XVII, and subject to regulations as the Committee from time to time may prescribe, a Member receiving a distribution pursuant to this Paragraph X may agree to the sale for purposes of the Plan of all full shares of Rouge Stock or Ford Stock covered by his or her distribution, the sale to be at a price per share equal to the Current Market Value of the stock on the effective date of the distribution. The Member so agreeing shall pay all applicable transfer taxes incident to the sale of the shares, and the amount thereof may be deducted from the payment made by the Trustee to the Member.

        Assets held for the benefit of an alternate payee pursuant to a qualified domestic relations order as defined by Code Section 414(p) and ERISA
Section 206(d) shall be distributed prior to the date on which assets would be distributed to a Member if the order so requires provided that the order requires distribution in a single payment of all assets held for the benefit of the alternate payee.

        If a Member terminates employment with the Company or an Affiliate at a time when any portion of the Member's Company Matching Contributions Account is less than fully vested as determined under Paragraph VI, the unvested portion of the amount in that account will remain credited to the Member's account until the Member has incurred a Plan break-in-service, as determined under Paragraph VI or until assets in the Member's accounts in which the Member is fully vested shall have been distributed, whichever shall occur first. Upon a Plan break-in-service or distribution, the unvested portion of the account shall be forfeited by the Member. The amount of the forfeiture will be applied as provided in Subparagraph 1 of Paragraph XXVI.

        If the Member or beneficiary to whom benefits are to be distributed cannot be located, and reasonable efforts have been made to find him or her, including the sending of notification by certified or registered mail to his or her last known address, the Committee may direct the Trustee to distribute the benefits in question to an interest bearing savings account established in the name of the Member or beneficiary; or, if the benefits are payable to a Member, the Committee may instruct the Trustee to distribute the funds to the Member by purchasing U.S. Savings Bonds in the Member's name and holding them for the Member.

     4. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

        (a) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent the distribution is required under Code Section 401(a)(9); and the portion of any distribution that is nor includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

        (b) An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

        (c) A distributee includes any Member (including any employee or former employee with an account under the Plan). In addition, a Member's surviving spouse and a Member's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

        (d) A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

     5. If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, the distribution may commence less than 30 days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given, provided that: (1) the Committee clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Member after receiving the notice, affirmatively elects a distribution.

XI. BORROWINGS WITH RESPECT TO ASSETS ATTRIBUTABLE TO TAX-EFFICIENT SAVINGS CONTRIBUTIONS.

     Subject to the requirements of this Paragraph XI and to regulations as the Committee from time to time may prescribe, a Member prior to termination of employment may apply for and receive a loan from the Plan. All the requirements shall be applicable on a uniform and non-discriminatory basis to all Members who apply for loans.

     1. All loans shall (a) be available to all Members on a reasonably equivalent basis, (b) be adequately secured, and (c) bear a reasonable rate of interest.

     2. A loan shall not exceed the lesser of:

        (a) the amount, at the time of the loan, of the Member's Tax-Efficient Savings Account (subject to any reduction provided under Subparagraph 3 of this Paragraph),

        (b) fifty percent of the value, at the time of the loan, of the amount in the Member's Tax-Efficient Savings Account, and the portion, if any, of the Member's Company Matching Contributions Account which shall have vested pursuant to Paragraph VI, or

        (c) $50,000 reduced by the highest balance of any loans from this Plan or any other plan maintained by the Company outstanding to the Member during the 12-month period ending on the day before the date on which the loan is made.

     3. The Committee shall have the power to designate, from time to time, the method by which the assets in a Member's Tax-Efficient Savings Account to be used to provide the amount of the loan are determined or to otherwise restrict the assets categories from which loans can be made.

     4. The amount of a loan must be at least $1,000.

     5. The entire amount of the loan and all amounts of related interest must be repaid (a) in substantially level amortization (with payments no less frequently than quarterly) over a term not to exceed 60 months (or, when permitted by law, in another manner and over a longer term as the Committee may determine) after the month in which the loan is effective, and (b) in full upon commencement of distribution of a Member's Plan assets after separation from service. Repayments shall be made by a Member from his or her wages by payroll deductions or in another manner as the Committee may prescribe.

     6. The Committee shall have the power to designate, from time to time, the method by which the amounts paid by a Member, including interest payments, with respect to a loan shall be invested.

     7. The loan shall bear interest at a rate, determined by the Committee, that provides the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The Committee shall not discriminate among Members in determining the interest rate. Notwithstanding the foregoing, loans granted at different times may bear different interest rates if, in the opinion of the Committee, the difference in rates is justified by changes in general economic conditions in the community.

     8. In the event the borrowing Member fails to pay the entire amount of any loan balance due after final demand for payment at the maturity date of the loan, the loan will be declared in default and will be treated as a taxable event for Federal income tax purposes, as provided in applicable law.

XII. WITHDRAWAL OF ASSETS.

     1. Permissible Withdrawal of Assets Attributable to Tax-Efficient Savings Contributions Prior to Termination of Employment.

        Subject to the following provisions of this Subparagraph, prior to termination of employment a Member shall not be permitted to withdraw all or any portion of the amount in the Member's Tax-Efficient Savings Account.

        (a) A Member shall be permitted to make a withdrawal from his or her Tax-Efficient Savings Account (i) if the Committee determines that either
   (A) the Member shall have attained age 59-1/2 or (B) the Member shall not have attained age 59-1/2, but that there exists a financial hardship with respect to the Member sufficient in any event under United States Treasury Regulations in effect at that time to allow the amount to be withdrawn without loss of qualification for the Plan under Code Section 401(k); and
   (ii) following the withdrawal, the aggregate amount of all withdrawals by a

     Member on account of financial hardship do not exceed the sum of the dollar amounts of Tax-Efficient Savings Contributions made to the account of the Member and of earnings allocable thereto credited as of December 31, 1988. Any withdrawal of assets shall be made as of the date specified by the Committee in its determination of the existence of a financial hardship. The assets so withdrawn shall be delivered to the Member as soon as practicable after the effective date of the withdrawal.

         (b) Withdrawals based on financial hardship under Subparagraph 1(a)(i)(B) of this Paragraph XII shall be subject to the provisions of this Subparagraph 1(b). A financial hardship withdrawal must be made on account of an immediate and heavy financial need of the Member as determined in accordance with Subparagraph 1(b)(i) of this Paragraph XII and must be necessary to satisfy the immediate and heavy financial need as determined in accordance with Subparagraph 1(b)(ii) this Paragraph XII.

             (i) The determination of whether an immediate and heavy financial need exists shall be based on all relevant facts and circumstances. A financial need shall not be disqualified because it was reasonably foreseeable or voluntarily incurred. An immediate and heavy financial need shall be deemed to exist if the distribution, among other causes, is for:

                 (A) Medical expenses described in Code Section 213(d)
             incurred (or necessary to obtain medical care) by the Member, a Member's spouse or any other of dependents of the Member (as defined in Code Section 152);

                 (B) The purchase (excluding mortgage payments) of a
             principal residence for the Member;

                 (C) Funeral expenses for a member of the Member's family;

                 (D) Payment of tuition for the next twelve (12) months of
             post-secondary education for the Member, or the Member's spouse, children or dependents;

                 (E) The need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

                 (F) An expense of $500 or more is approved by the Committee as constituting an immediate and heavy financial need of the Member.

               (ii) The Committee shall determine, based upon the Member's representation and other facts as are known to the Committee, that all of the following conditions are satisfied:

                    (A) The distribution is not in excess of the amount for the immediate and heavy financial need of the member; and

                    (B) The Member has obtained all distributions, other than
               hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company.

        (c) A Member who shall make a withdrawal pursuant to Subparagraph 1(a)(i)(B) of this Paragraph shall not be permitted to make Tax-Efficient Savings Contributions for a 12-month period to any plan of the Company after the effective date of the withdrawal.

        (d) The annual limit on Tax-Efficient Savings Contributions in the taxable year of enrollment following a withdrawal is reduced by the amount of Tax-Efficient Savings Contributions made in the withdrawal year.

        (e) If, during the two Plan Years immediately following the year for which Company Matching Contributions are made in respect of a Member's Tax-Efficient Savings Contributions, the Member shall withdraw, in accordance with Subparagraph 1(a)(i)(A) of this Paragraph, assets from his or her Tax-Efficient Savings Account that are attributable to such Tax-Efficient Savings Contributions, the Member shall not be permitted to make Tax-Efficient Savings Contributions for a 12-month period after the effective date of the withdrawal.

        (f) Prior to October 1, 1996, to the extent that any non-vested amount in a Member's Company Matching Contributions Account shall have been credited in respect of Tax-Efficient Savings Contributions which shall be withdrawn by the Member pursuant to this Paragraph, that non-vested amount shall be forfeited and shall be applied as provided in Subparagraph 1 of Paragraph XXVI.

        (g) Subject to the provisions of Paragraph XVII, and subject to regulations as the Committee from time to time may prescribe, a Member requesting a withdrawal may agree to the sale for purposes of the Plan of all full shares of Rouge Stock or Ford Stock covered by his or her withdrawal request, the sale to be at a price per share equal to the Current Market Value of the stock on the effective date of the withdrawal. The Member so agreeing shall pay all applicable transfer taxes incident to the sale of the shares, and the amount thereof may be deducted from the payment made by the Trustee to the Member.

     2. Permissible Withdrawal of Assets Attributable to Company Matching Contributions Prior to Termination of Employment.

        At any time or from time to time prior to termination of employment, a Member may withdraw the portion of the amount in his or her Company Matching Contributions Account that shall have vested pursuant to Paragraph VI, as the Member shall designate in accordance with the following:

        (a) Each withdrawal shall be made (i) prior to October 1, 1996, effective as of the last day of a calendar month, or a different date as specified by the Committee, from time to time, upon the Member's written request delivered to the Company on or before the 23rd day (or a different day as the Committee may from time to time determine) of the month, and (ii) on and after October 1, 1996, effective as of the receipt by the Trustee of the Member's written valid request for withdrawal. The amount being withdrawn shall be delivered to the Member as soon as practicable after the effective date of the withdrawal.

        (b) Upon and in accordance with each request for withdrawal, there shall be delivered to the Member the portion, if any, of his or her Company Matching Contributions Account that (i) shall have vested pursuant to Paragraph VI and (ii) is attributable to Tax-Efficient Savings Contributions for years that are separated by two or more Plan Years from the year of withdrawal.

        (c) Subject to the provisions of Paragraph XVII, and subject to any regulations the Committee shall from time to time prescribe, a Member requesting withdrawal pursuant to this Paragraph may agree to the sale of all full shares of Rouge Stock or Ford Stock covered by his or her withdrawal request, the sale to be at a price per share equal to the Current Market Value of the stock on the effective date of the withdrawal. The Member so agreeing shall pay all applicable transfer taxes incident to the sale of the shares to the Trustee and the amount thereof may be deducted from the payment made by the Trustee to the Member.

XIII.   DISTRIBUTION IN KIND.

   Distributions pursuant to Paragraphs X or XII which are attributable to amounts invested in Rouge Stock or Ford Stock shall be distributed in the form of that stock unless the Member has agreed to sell the same pursuant to Paragraphs X or XII and XVII. All other distribution amounts shall be in cash.


   Rouge Stock held in the Plan and distributed from the Plan are subject to applicable securities law limitations.

XIV. MEMBER'S SEMIANNUAL STATEMENT.

     As soon as practicable after June 30 and December 31 of each year, there shall be furnished to each Member a statement as of June 30 and December 31 of the year of the specific assets, specific funds and other investments permitted under the Plan and in the Member's accounts as of the midyear and year-end valuation dates, respectively. The Committee may determine, from time to time, to cause other information, including price and valuation information, to be included in the statements. The statements shall be deemed to have been accepted by the Member and the Member's beneficiaries designated hereunder as correct unless written notice to the contrary shall be received by the Company within 30 days after the mailing of the statement to the Member. The Committee may provide, from time to time, for additional statements to Members. The Committee also may, after having previously increased the number of statements, reduce the number of statements; but it may not terminate the statements as of June 30 and December 31.

XV.  NOTICES, ETC.

     All notices, statements and other communications from the Trustee or a Participating Company to an Employee, Member or designated beneficiary required or permitted hereunder shall be deemed to have been duly given, furnished, delivered or transmitted, as the case may be, when delivered to (or when mailed by first-class mail, postage prepaid and addressed to) the Employee, Member or beneficiary at his or her address last appearing on the books of such Participating Company or, in the case of an Employee, delivered to the Employee at his or her normal work station.

     All notices, instructions and other communications from an Employee or Member to the Company or Trustee required or permitted hereunder (including, without limitation, authorizations, Tax-Efficient Savings Agreements and terminations thereof, investment and other elections, requests for withdrawal or loans and designations of beneficiaries and revocations and changes thereof) shall be in the respective form from time to time prescribed therefor by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified in regulations or upon the forms or in the form prescribed by the Committee and shall be deemed to have been duly given and delivered upon receipt by the Company or Trustee in such form, as the case may be, at such location.

     From time to time as necessary to facilitate the administration of the Plan and the trust created thereunder, the Company, the Trustee and the Committee shall deliver to each other copies or consolidations of such notices, instructions or other communications in respect of the Plan or such trust as it may receive from Employees, Members or beneficiaries.

XVI. TRUSTEE.

     The Company shall appoint one or more individuals or corporations to act as Trustee under the Plan, and at any time may remove the Trustee and appoint a successor Trustee. The Company may, without reference to or action by any Employee, Member or beneficiary or any other Participating Company, enter into a Trust Agreement with the Trustee and from time to time enter into further agreements with the Trustee or other parties, make amendments to the Trust Agreement or further agreements and take other steps and execute other instruments as the Company in its sole discretion may deem necessary or desirable to carry the Plan into effect or to facilitate its administration.

     The Trustee and the Company may by mutual agreement in writing arrange for the delegation by the Trustee to the Committee of any of the functions of the Trustee, except for the custody of assets, the voting of Rouge Stock and Ford Stock held by the Trustee and the purchase and sale or redemption of securities.

XVII.    PURCHASES OF SECURITIES BY THE TRUSTEE.

     Tax-Efficient Savings Contributions, Company Matching Contributions, rollover contributions and earnings thereon in the accounts of Members shall be invested by the Trustee as soon as practicable after receipt thereof by the Trustee, subject to the following provisions of this Paragraph and as the Committee may determine, from time to time, with respect to specific assets, specific funds or other investments permitted under the Plan.

     Any current cash balance in a Member's account or accounts after the investing of contributions for the last month of a Plan Year shall be invested pursuant to the Plan related Trust Agreement. At any time or from time to time, the Committee may adopt regulations or practices as it may deem appropriate with respect to the minimum fractional interest in a share of Rouge Stock and in other designated specific assets, specific funds or other investments permitted under the Plan in which the cash in a Member's account shall be invested.

     The shares of Rouge Stock from time to time required for purposes of the Plan shall be purchased by the Trustee from a stock exchange or in any other manner the Committee from time to time in its sole discretion may designate or prescribe; provided, however, that prior to October 1, 1996, the Trustee at all times may purchase such shares from Members who have agreed to sell the same to the Trustee pursuant to the provisions of Paragraphs X and XII; and provided, further, that the Trustee at all times may use for purposes of the Plan the shares which are removed from a Member's account pursuant to the Member's election to have an amount equal to the value of such shares transferred pursuant to Paragraph VIII, and the Trustee shall treat those shares as having been purchased by it at a price equal to that amount; and provided, further, that except as required by any such designation by the Committee, such shares shall be purchased by the Trustee from any source and in any manner as the Trustee from time to time in its sole discretion may determine. Any shares so purchased from the Company or Rouge Industries, Inc. may be either treasury stock or newly issued stock, and if so shall be purchased at a price per share equal to the average of the highest price and the lowest price at which shares of Rouge Stock are sold on the date preceding the date of purchase or, if no sales were made on that date, on the next preceding day on which there were sales, in either case as reported in the Composite Quotation Listing. All funds in the accounts of the several Members that become available simultaneously for investment in Rouge Stock may be invested simultaneously or over a period of time, but funds that become available first shall be invested first. If the funds that become available simultaneously for investment are used to purchase shares of Rouge Stock at more than one price, the total number of shares so purchased shall be allocated on a full or fractional share basis, or both, as the case may be, to the respective accounts of the Members ratably in accordance with the respective amounts of funds in their accounts so used.

     Anything herein to the contrary notwithstanding, the Trustee shall not invest any of the funds in the Members' accounts in any shares of Rouge Stock, unless at the time of purchase thereof by the Trustee the shares shall be listed on the New York Stock Exchange.

     The shares of Rouge Stock held by the Trustee under the Plan shall be registered in the name of the Trustee or its nominee, but shall not be voted by the Trustee or the nominee except as provided in Paragraph XVIII.

     In the sole discretion of the Trustee, investments in Rouge Stock in respect of the accounts of more than one Member may be represented by a single certificate.

     In the event that any option, right or warrant shall be received by the Trustee on Rouge Stock to the credit of one or more Members' accounts, the Trustee shall sell the same, at public or private sale and at a price and upon other terms as it may determine, and credit the proceeds thereof to the respective accounts of the Members, ratably in accordance with their interests therein, unless the Committee shall determine that the option, right or warrant should be exercised, in which case the Trustee shall exercise the same upon terms and conditions as the Committee may prescribe.

     The provisions of this Paragraph shall also apply independently to transactions in Ford Stock, except that Ford Stock may not be acquired from the Company.

XVIII. VOTING OF ROUGE AND FORD STOCK.

     The Trustee, itself or by its nominee, shall be entitled to vote, and shall vote, shares of Rouge Stock in the accounts of Members or otherwise held by the Trustee under the Plan as follows:

     1. The Company shall adopt reasonable measures to notify the Member of the date and purposes of each meeting of stockholders of the Company or Rouge Industries, Inc., at which holders of shares of Rouge Stock shall be entitled to vote, and to request instructions from the Member to the Trustee as to the voting at the meeting of full shares of Rouge Stock and fractions thereof in any account of the Member.

     2. In each case, the Trustee, itself or by proxy, shall vote full shares of Rouge Stock and fractions thereof in the account or accounts of the Member in accordance with the instructions of the Member.

     3. If prior to the time of a meeting of stockholders the Trustee shall not have received instructions from the Member in respect of any shares of Rouge Stock in the account or accounts of the Member, and if the Trustee otherwise holds shares of Rouge Stock under the Plan, the Trustee shall vote thereat the shares proportionately in the same manner as the Trustee votes thereat the aggregate of all shares of Rouge Stock with respect to which the Trustee has received instructions from Members.

        The provisions of this Paragraph shall also apply independently to voting of Ford Stock.

XIX. CASH ADJUSTMENTS ON ACCOUNT OF FRACTIONAL INTEREST IN SECURITIES.

     Any fractional interest in a share of Rouge Stock, Ford Stock or any other security in any account of a Member shall not be subject to distribution or withdrawal, but the value thereof shall be subject to transfer pursuant to Paragraph VIII. Settlement for any fractional interest in the security, upon distribution or withdrawal thereof, shall be made in cash based on the Current Market Value or any applicable current redemption value of the security, as of the date of distribution or withdrawal, as the case may be. The Trustee for the purpose of providing cash for settlements pursuant to the provisions of this Paragraph XIX may in its discretion obtain the cash from contributions under the Plan. In that event, the Trustee, with respect to the shares of Rouge Stock or Ford Stock which otherwise would have been sold to provide cash for the settlements, shall retain and reallocate interest in the same among the accounts of Members in the Plan entitled thereto and at the Current Market Value of the shares for purposes of the cash settlements.

XX.  OPERATION AND ADMINISTRATION.

     Pursuant to ERISA the Company shall be a named fiduciary with respect to the Plan and shall have authority to control and manage the operation and administration of the Plan.

     In addition to other duties provided elsewhere in the Plan, the Board of Directors shall have the authority, on behalf of the Company, to do the following: appoint and remove trustees as provided under Paragraph XVI; approve policies relating to the allocation of contributions and the distribution of assets among trustees; to approve Plan amendments; to appoint investment managers, auditors and other professionals under the Plan; to appoint the members of the Committee as hereafter provided for in this Paragraph; and to determine prior service for eligibility purposes under the Plan in the event of acquisition by a Participating Company (by purchase, merger, or otherwise) of all or part of the assets of another corporation.

     The Board of Directors shall have the authority to designate other persons to carry out specific responsibilities on behalf of the Company and may authorize those persons and their designees to further delegate some or all of those specific responsibilities; provided, however, that the actions of those persons shall be consistent with ERISA, the Code and the Plan.

     Any Company director, officer or employee who shall have been expressly designated pursuant to the Plan, including delegations of responsibilities authorized thereunder, to carry out specific Company responsibilities shall be acting on behalf of the Company. Any person or group of persons may serve in more than one capacity with respect to the Plan and may employ one or more persons to render advice with regard to any responsibilities such person has under the Plan.

     The Company shall create a Tax-Efficient Savings Plan Committee consisting of at least three members. The Company shall from time to time designate the members of the Committee. The Committee shall appoint its own Chairperson and Secretary, and shall act by a majority of its members with or without a meeting. The Secretary or the Vice President-Finance and Controller of the Company shall from time to time notify the Trustee of the appointment of members of the Committee and alternates and of the appointment of the Chairperson and Secretary of the Committee, upon which notices the Trustee shall be entitled to rely.

     The Committee shall have full power and authority to administer the Plan and to interpret its provisions. Any interpretation of the provisions of the Plan by the Committee shall be final and conclusive, and shall bind and may be relied upon by the several Participating Companies, each of their Employees, the Trustee and all other parties in interest.

     No member of the Committee or director, officer or employee of any Participating Company shall be liable for any action or failure to act under or in connection with the Plan, except for his or her own bad faith; provided, however, that nothing herein shall be deemed to relieve any such person from responsibility or liability for any obligation or duty under ERISA. Each director, officer, or employee of the Company who is or shall have been designated to act on behalf of the Company and each person who is or shall have been a member of the Committee, or a director, officer or employee of any Participating Company, as such, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof (with the Company's written approval) or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his or her bad faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him or her, he or she shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that a Participating Company may have to indemnify him or her or hold him or her harmless.

     Brokerage commissions and transfer taxes on the purchase and sale of specific assets, specific funds or other investments permitted under the Plan, including Ford Stock but excluding Rouge Stock, shall be paid from Fund assets by the Trustee, and the expenses of any collective, common or commingled asset, fund or investment shall be paid from the respective assets in the collective, common or commingled asset, fund or investment. Earnings credited to the account of the Trustee under any specific assets, specific funds or other investments permitted under the Plan may be net of those charges as approved by the Committee. All other expenses of administration of the Plan, including brokerage commissions and transfer taxes on the purchase and sale of Rouge Stock, fees of investment advisors and other expenses charged or incurred by the Trustee or the Company, shall be borne by the Company and upon request from time to time, the Company shall reimburse the Trustee for expenses incurred by it. Taxes, if any, on any specific assets, specific funds or other investments permitted under the Plan held by the Trustee or income therefrom which are payable by the Trustee shall be charged against the Members' accounts as the Trustee and the Committee shall determine.

     Each Employee at the time of electing to participate in the Plan shall be offered a copy of the Plan as in effect at the time, and as a condition of membership shall sign an instrument in form prescribed by the Committee evidencing the fact that he or she accepts and agrees to all provisions of the Plan.

     The records of the Trustee, the Committee and the several Participating Companies shall be conclusive in respect of all matters involved in the administration of the Plan.

     The Plan shall be governed by and construed in accordance with the laws of the State of Michigan.

XXI. TERMINATION, SUSPENSION AND MODIFICATION.

     The Company, by action of its Board of Directors, may terminate or modify the Plan or suspend the operation of any provision of the Plan, as follows:

     1. The Company may terminate the Plan at any time or may at any time or from time to time modify the Plan, in its entirety or in respect of the Employees of one or more of the Participating Companies. The Company may at any time or from time to time terminate or modify the Plan or suspend for any period the operation of any provision thereof, in respect of any Employees located in one or more states or countries, if in the judgment of the Committee compliance with the laws of such state or country would involve disproportionate expense and inconvenience to a Participating Company. Any modification that affects the rights or duties of the Trustee may be made only with the consent of the Trustee. Any termination, modification or suspension of the Plan may affect Members in the Plan at the time thereof, as well as future Members, but may not affect the rights of a Member as to (a) the distribution or withdrawal of the amount in the accounts of the Member as of the effective date of the termination, modification or suspension and earnings thereon; provided, however, that the Company may, in the event of a termination of the Plan, direct the Trustee to distribute the assets in the accounts of Members in the Plan to the Members, or (b) the vesting or continuance of vesting of the assets attributable to Company Matching Contributions or earnings thereon. Any termination or modification of the Plan or suspension of any provision thereof shall be effective as of such date as the Company may determine, but not earlier than the date on which the Company shall give notice of the termination, modification or suspension to the Trustee and to the Participating Companies any of the Employees of which are affected thereby.

     2. The provisions of the foregoing Subparagraph 1 notwithstanding, the Company, by action of its Board of Directors, or by action of persons authorized by the Board of Directors, at any time or from time to time may modify any of the provisions of the Plan in any respect retroactively, if and to the extent necessary or appropriate in the judgment of the Board of Directors of the Company to qualify or maintain the Plan and the trust fund established thereunder as a plan and trust meeting the requirements of Code Sections 401(a), 401(k), 401(m) and 501(a), or any other applicable provisions of Federal tax laws or other legislation, as now in effect or hereafter amended or adopted, and the regulations thereunder at the time in effect.

     3. Anything herein to the contrary notwithstanding, no such termination or modification of the Plan or suspension of any provision thereof may diminish the amount in the accounts of a Member as of the effective date of such termination, modification or suspension.

     4. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Member or Member's beneficiary or estate shall, if the Plan is then terminated, have a benefit immediately after the merger, consolidation or transfer, which is equal to the benefit he or she would have been entitled to immediately before the merger, consolidation or transfer if the Plan had then terminated.

     5. Effective on and after February 1, 1995, upon any termination or partial termination of the Plan, the amount in the Company Matching Contributions Account of any affected Employee shall be deemed to have vested in his or her account and shall be nonforfeitable as of the date of the termination or partial termination.

XXII.    CONDITIONS ON PARTICIPATION OF SUBSIDIARIES OF THE COMPANY.

     The consent of the Company to the participation in the Plan of any subsidiary of the Company may be conditioned upon such provisions as the Company may prescribe, including, without limitation, conditions as to (a) the instruments to be executed and delivered by such Participating Company to the Trustee, (b) the extent to which the Company shall act as the representative of the Participating Company under the Plan, (c) the rights of the Participating Company to withdraw from participation in the Plan and the effect of the withdrawal upon the memberships and accounts in the Plan of Employees of the Participating Company, and (d) reimbursement of the Company on account of Company Matching Contributions.

XXIII. MEMBER'S RIGHTS NOT TRANSFERABLE.

     No right or interest of any Member under the Plan or in his or her accounts shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation by execution, levy, garnishment, attachment, pledge or in any other manner, except in accord with provisions of a qualified domestic relations order as defined by Code Section 414(p) and Section 206(d) of ERISA, and further excluding devolution by death or mental incompetency; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Member under the Plan or in his or her accounts shall be liable for, or subject to, any obligation or liability of the Member.

XXIV.   DESIGNATION OF BENEFICIARIES.

     1. A Member may file with the Company a written designation of a beneficiary or beneficiaries with respect to all or apart of the assets in the Member's accounts. In the case of a married Member who dies, the amount in the Member's accounts shall be delivered to the Member's surviving spouse unless the written designation of beneficiary designating a person or persons other than the spouse with respect to all or part of the assets in the Member's accounts includes the written consent of the spouse, witnessed by a notary public. A Member, with, if married, written consent of the spouse, may from time to time revoke or change any designation of beneficiary.

     2. In the case of an unmarried Member who does not file a written designation of beneficiary, the Member shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who are entitled in the event of the Member's death to receive the proceeds under the Company's Group Life and Disability Insurance Program if the Member is covered under that Program at the date of his death.

     3. In the event of the death of a Member, any amount in his or her accounts under the Plan shall be delivered to, as applicable, the spouse or beneficiaries who shall survive the Member, in accordance with the applicable designation (to the extent effective and enforceable at the time of the Member's death) and the provisions of the Plan, subject to regulations as the Committee from time to time may prescribe in respect of distributions to minors; provided, however, that if the Trustee or the Committee shall be in doubt as to the right of any person to receive any amount, the Trustee may deliver the same to the estate of the Member, in which case the Trustee, the several Participating Companies and the Committee and the several members thereof and alternates for members shall not be under any further liability to anyone. Except as hereinabove provided, in the event of the death of a Member, the amount in his or her accounts under the Plan shall be delivered to his or her estate.

XXV. LIMITATION ON CONTRIBUTIONS UNDER CODE SECTION 415.

     1. Limitation.

        Notwithstanding any other provision hereof, the sum of the Annual Additions (as defined in Subparagraph 2 of this Paragraph) in respect of any Employee for any Limitation Year (as defined in Subparagraph 3 of this Paragraph) shall not exceed the lesser of:

        (a) 25 % of the Employee's Compensation (as defined in Subparagraph 4 of this Paragraph), or

        (b) $30,000 (or, if greater, one quarter of the dollar limitation in effect under Code Section 415(b)(1)(A) as adjusted for inflation by the Secretary of the Treasury pursuant to Code Section 415(d) relating to cost-of-living increases).

   2.   Annual Additions.

        Effective on and after February 1, 1995, the Annual Addition in respect of any Employee for any Limitation Year (as defined in Subparagraph 3 of this Paragraph) shall mean the sum for the year of:

        (a) Tax-Efficient Savings Contributions and Company Matching Contributions in respect of the Employee under this Plan and any other defined contribution plan sponsored by the Company, plus

        (b) Any Employee contributions (as determined under Subparagraph 6(b) of this Paragraph) under any other defined contribution plan sponsored by the Company, plus

        (c) Forfeitures, if any, credited to the Employee's accounts under this Plan.

     3. Limitation Year.

        For purposes of this Paragraph, Limitation Year shall mean the twelve-month period beginning April 1 and ending March 31.

     4. Compensation

        As used in this Paragraph, Compensation shall mean the compensation (as defined by Code Section 415(c)(3) and Section 1.415-2(d) of Treasury Regulations) paid or made available to an Employee during the Limitation Year in question.

     5. Order of Application of Limitations.

        Effective on and after February 1, 1995 if, as a result of the allocation of forfeitures, a reasonable error in estimating a participant's annual compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Section 415, or under other limited facts and circumstances that the Commissioner of the Internal Revenue Service finds justify the availability of the rules set forth in Regulation 1.415-6(b)(6), the Annual Addition taken into account under subparagraph 2 of this paragraph shall exceed, or shall be reasonably projected to exceed, the limitation of the

Annual Addition required by subparagraph 1 of this paragraph, any necessary or appropriate reduction in Company Matching Contributions or Tax-Efficient Savings Contributions shall be applied: first, by reducing amounts contributed as Tax-Efficient Savings Contributions pursuant to subparagraph 1 of paragraph IV from Profit Sharing Distributions and gains attributable thereto; second, by reducing the Employee's Tax-Efficient Savings Contributions and gains attributable thereto that are not matched by Company Matching Contributions; and, third, by reducing Tax-Efficient Savings Contributions and gains attributable thereto that are matched by Company Matching Contributions and related Company Matching Contributions (in the same ratio as the average percentage for Company Matching Contributions as projected or determined for a Plan Year in accordance with the provisions of subparagraph 2 of paragraph IV).

        Notwithstanding any other provision of the Plan, in conforming to the limitations of this Paragraph the aforementioned reductions in Tax-Efficient Savings Contributions and Company Matching Contributions may be made in less than a full percentage amount and may be rounded down to the nearest full dollar. Any reduction pursuant to this Paragraph may be effected (a) before the Annual Addition reaches the limitation required by Subparagraph 1 of this Paragraph in order to carry out the ordering rule of this Subparagraph and (b) retroactively as provided in Section 1.415-6(b)(6)(iv) of the Treasury
Regulations: first, by distributing Tax-Efficient Savings Contributions that are not matched, and gains attributable thereto; and second, by distributing Tax-Efficient Savings Contributions that are matched, and gains attributable thereto, all as are necessary to reduce the Annual Addition to the limitation.

     6. Participants in Plans of Subsidiaries or Affiliates.

        If a Member at any time during the Limitation Year, was a participant under any defined contribution plan (as the term is used in Code Section 415(c)) or defined benefit plan (as that term is used in Code Section 415(b)) of an Affiliate of the Company (other than an employee stock ownership plan described in Code Section 415(c)(6)), all such plans being referred to herein collectively as "affiliate plans," then the determination of the Annual Addition in respect of the member for the Limitation Year as described in Subparagraph 3 of this Paragraph shall be modified as provided in this Subparagraph:

        (a) any employer contributions (as the term is used in Code Section 415(c)(2)(A)) and any forfeitures allocated during the year for the accounts of the Member under all affiliate defined contribution plans in respect of services performed prior to the Member's commencement of participation under this Plan shall be added to the amount determined under Subparagraph 2(a) of this Paragraph; and

        (b) any employee contributions (as that term is used in Code Section 415(c)(2)(B)) by the Member during the year under all affiliate plans in respect of services performed prior to the Member's commencement of participation under this Plan shall be taken into account for purposes of Subparagraph 2(b) of this Paragraph.

   7.   Combined Limitation.

        If the Member is, or was, covered under a defined benefit plan and defined contribution plan maintained by the Company, the sum of the Member's defined benefit plan fraction and defined contribution plan fraction may not exceed 1.0 in any Limitation Year.

        The defined benefit plan fraction is a fraction, the numerator of which is the sum of the Member's projected annual benefits under all defined benefit plans (whether or not terminated) maintained by the Company and the denominator of which is the lesser of (i) 1.25 times the dollar limitation of Code Section 415(b)(1)(A) in effect for the Limitation Year, or (ii) 1.4 times the member's average Compensation for the three consecutive years that produces the highest average.

        The defined contribution plan fraction is a fraction, the numerator of which is the sum of the Annual Additions to the Member's account under all defined contribution plans maintained by the Company (whether or not terminated) for the current and all prior Limitation Years, and the denominator of which is the sum of the lesser of the following amounts determined for the Year and for each prior year of service with the employer: (i) 1.25 times the dollar limitation in effect for that Year under Code Section 415(c)(1)(A), or (ii) 1.4 times the amount which may be taken into account under Code Section 415(c)(1)(B).

        The Annual Addition for any year prior to 1987 shall not be recomputed to treat all employee contributions as an Annual Addition. If the plan satisfied the applicable requirements of Code Section 415 as in effect for all Limitation Years prior to 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction does not exceed 1.0 for that Limitation Year.

        Projected annual benefit means the annual benefit to which the Member would be entitled under the terms of the plan, if the participant continued employment until normal retirement age (or current age, if later) and the Member's Compensation for the Limitation Year and all other relevant factors used to determine the benefit remained constant until normal retirement age (or current age, if later).

        If, in any Limitation Year, the sum of the defined benefit plan fraction and the defined contribution plan fraction will exceed 1.0, the rate of benefit accruals under the defined benefit plan will be reduced so that the sum of the fractions equals 1.0.

XXVI.   FORFEITED COMPANY MATCHING CONTRIBUTIONS.

     1. Any amount attributable to Company Matching Contributions or earnings thereon, which shall be forfeited in a Member's Company Matching Contributions Account pursuant to Subparagraph 4 of Paragraph IV, Subparagraph 3 of Paragraph X or Subparagraph 2 of Paragraph XII, shall be applied, as soon as practicable, first, to the payment of certain expenses for administration of the Plan, as described in Paragraph XX, and thereafter, to reduce the amount of any Company Matching Contributions under the Plan or, if the Plan shall be terminated, any amount not so applied from time to time shall be credited ratably to the respective Company Matching Contributions Accounts of the Members in the Plan as of the day immediately following the date of forfeiture. In the latter case, any amounts so credited to a Member's Company Matching Contributions Account, and any increment thereof, shall, at the time of distribution or withdrawal thereof, be deemed to have vested in such account, the provisions of Paragraph VI notwithstanding. The Rouge Stock or Ford Stock applied to reduce the amount of the Company Matching Contribution, or applied to the payment of certain expenses for administration of the Plan, pursuant to the provisions of this Paragraph XXVI, shall be valued at a price per share equal to the average of the highest price and the lowest price at which shares of Rouge Stock or Ford Stock, respectively, are sold on the date of such application or, if no sales were made on that date, on the next preceding day on which there were sales, in either case as reported in the Composite Quotation Listing.

     2. If (a) a Member's accounts are distributed to him or her pursuant to the provisions of Paragraph X, or (b) if a Member shall make a withdrawal from his or her Tax-Efficient Savings Account pursuant to Paragraph XII prior to October 1, 1996 and prior to the date on which related Company Matching Contributions and Earnings thereon have vested, as determined pursuant to the provisions of Paragraph VI, the Member may subsequently elect, subject to the limitations hereinafter provided, to return to the Plan in a lump sum in cash the value as of the effective date of the distribution or withdrawal of the securities and cash delivered pursuant to the distribution or withdrawal and thereby have restored to his or her Company Matching Contributions Account securities and cash having a value equal to the value, as of the effective date of the distribution or withdrawal, of the securities and cash attributable to Company Matching Contributions and Earnings thereon that had been forfeited. Any such return may be made only while the Member is an Employee of a Participating Company and may not be made later than the end of the five-year period beginning with the effective date of the withdrawal or in the case of a distribution pursuant to Paragraph X following termination of employment, not later than five years after the date the Member shall have been reemployed by a Participating Company.

        If any such return is made on or before the last day of the Plan Year in which the effective date of the distribution or withdrawal falls, the amount of forfeitures to be restored which is attributable to the returned amount shall be included in the same Plan Year as the effective date of the distribution or withdrawal and if made after the Plan Year, in the Plan Year which succeeds the Plan Year in which the effective date of the distribution or withdrawal fell by one Plan Year for each anniversary of the Plan Year end that occurs on or after the effective date of distribution or withdrawal and prior to the date of the return.

        Amounts so restored shall vest as provided in Paragraph VI and shall be treated as attributable to Company Matching Contributions for all purposes of the Plan.

        Amounts so returned and amounts so restored shall be invested in Rouge Stock, specific assets, specific funds and other investments permitted under the Plan according to the values of the investments in the securities and cash distributed to or withdrawn by the Member on the effective date thereof (or in accordance with a method determined by the Committee in case an intervening change in the permitted investments has terminated an investment alternative), at the same time the Trustee invests contributions made during the month in which the return is made.

XXVII. QUALIFIED MILITARY SERVICE

        Effective on and after December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with
Section 414(u) of the Code. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.


Dated: July 23, 1997        ROUGE STEEL COMPANY


                            By: /s/ William E. Hornberger
                               -----------------------------------
                                William E. Hornberger
                            Its:  Vice President, Employee
                                  Relations and Public Affairs


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